Exhibit 99.1

Actuant Reports Improved First Quarter Results; Increases Fiscal 2012 Earnings Guidance

MILWAUKEE--(BUSINESS WIRE)--December 21, 2011--Actuant Corporation (NYSE: ATU) today announced results for its first quarter ended November 30, 2011.

Highlights

  39% year-over-year increase in diluted earnings per share from continuing operations (“EPS”) to $0.50.
  Core sales growth of 7% (total sales less the impact of acquisitions, divestitures and foreign currency rate changes) with double digit core sales growth in both the Industrial and Energy segments.
  Year-over-year operating profit margin expansion of 150 basis points.
  Purchased approximately one million shares of common stock under the previously announced share repurchase program.
  Increased full year guidance to reflect strong first quarter results and completed share repurchases.

Robert C. Arzbaecher, Chairman and CEO of Actuant commented, “Actuant delivered another strong quarter with sales, EPS and cash flow solidly above expectations. In particular, we were pleased with the first quarter’s double digit core sales growth in both the Industrial and Energy segments. Our execution was outstanding as we generated year-over-year EBITDA margin improvement in all four segments while continuing to invest in our Growth + Innovation initiatives. Finally, we completed the repurchase of nearly one million common shares, deploying approximately $20 million of the first quarter’s free cash flow on what we believe is an attractive investment. I want to thank our employees for their efforts in delivering a great start to the year.”

Consolidated Results

Consolidated sales for the first quarter were $393 million, 23% higher than the comparable prior year quarter. Core sales increased 7% with acquisitions contributing an additional 15% and the weaker U.S. dollar +1%. Fiscal 2012 first quarter net earnings from continuing operations were $37.2 million compared to $26.7 million in the comparable prior year quarter. EPS of $0.50 in the first quarter of fiscal 2012 was 39% higher than the $0.36 in the comparable prior year quarter.

Segment Results

Industrial Segment

(US $ in millions)

	Three Months Ended November 30,
	2011	2010
Sales	$100.3	$87.4
Operating Profit	$27.9	$20.2
Operating Profit %	27.9%	23.1%

First quarter fiscal 2012 Industrial segment sales were $100 million, 15% higher than the prior year. Excluding foreign currency rate changes (+2%), core sales increased 13% reflecting higher demand across nearly all geographies and served markets. Notably, the segment’s vertical market penetration strategies and new products continue to gain traction. Year-over-year operating profit margins improved 480 basis points due primarily to the higher volumes as well as favorable mix.

Energy Segment

(US $ in millions)

	Three Months Ended November 30,
	2011	2010
Sales	$80.4	$70.7
Operating Profit	$13.2	$11.9
Operating Profit %	16.4%	16.8%

Fiscal 2012 first quarter year-over-year Energy segment sales increased 14% to $80 million. Excluding the 2% favorable foreign currency impact, core sales increased 12% due primarily to higher activity levels in both maintenance and capital spending within the oil & gas and power generation markets. Continued penetration into emerging markets and energy service adjacencies also contributed to the sales growth. Current year first quarter operating profit margin was 16.4%, a modest decline from the prior year due to unfavorable mix.

Electrical Segment

(US $ in millions)

	Three Months Ended November 30,
	2011	2010
Sales	$82.8	$55.4
Operating Profit	$5.0	$3.8
Operating Profit %	6.0%	6.8%

Electrical segment fiscal 2012 first quarter sales were $83 million, 50% higher than the comparable prior year quarter. Excluding the 1% favorable foreign currency impact and 42% contribution from the Mastervolt acquisition, core sales increased 7%. This core sales improvement reflected higher volumes in the retail, industrial and utility markets as well as the impact of price increases. Mastervolt solar sales benefitted from aggressive sales promotions and higher shipments in the UK. First quarter operating profit margin declined 80 basis points from the prior year due to unfavorable acquisition mix and plant closure costs.

Engineered Solutions Segment

(US $ in millions)

	Three Months Ended November 30,
	2011	2010
Sales	$129.3	$104.9
Operating Profit	$19.0	$13.8
Operating Profit %	14.7%	13.2%

First quarter fiscal 2012 Engineered Solutions segment sales increased 23% from the prior year to $129 million. Excluding the impact of the weaker U.S. dollar (+1%), and the Weasler acquisition (+22%), year-over-year core sales were unchanged. First quarter sales reflected increased heavy-duty truck production in North America and Europe which was more than offset by year-over-year declines in automotive sales. Demand for products in the agriculture and construction equipment markets remained strong. First quarter operating margins increased 150 basis points year-over-year due to underlying sales growth in the segment’s most profitable end markets.

Corporate

Corporate expenses for the first quarter of fiscal 2012 were $7.8 million, in line with the comparable prior year period. Higher spending on increased staffing and Growth + Innovation activities was offset by lower acquisition and incentive compensation costs.

Financial Position

Net debt at November 30, 2011 was $482 million (total debt of $530 million less $48 million of cash), essentially unchanged from fiscal year end. Actuant’s first quarter cash flow was significantly stronger than the prior year quarter. The Company used approximately $20 million of cash flow to repurchase nearly one million common shares during the quarter. At November 30, 2011, the Company had net debt to EBITDA leverage of 1.8 times and over $525 million of revolver availability.

Outlook

Commenting on Actuant’s outlook, Arzbaecher stated, “We are off to a strong start to the year with first quarter sales, net earnings and cash flow ahead of plan. We believe we will achieve record highs for these financial metrics in fiscal 2012. The current economic environment creates uncertainty for Actuant and its customers. Therefore, despite the robust year-over-year growth we have enjoyed over the past quarters, we anticipate that economic conditions in some of our served geographies, most notably Europe, could provide for more challenging business conditions going forward.

“Taking these factors into account, as well as our recent stock repurchases and solid growth in our most profitable segments, we are raising our full year EPS and cash flow guidance. We now expect full year EPS to be in the $1.85-2.05 range, a $0.05 per share increase from our prior expectations. Since the current strong US dollar creates currency translation headwinds, we are maintaining our $1.60-1.65 billion sales guidance. We are expecting fiscal 2012 full year free cash flow to be in the $160-170 million range, a $5 million increase above our prior guidance range.

“We expect second quarter sales to be in the $360-370 million range, with EPS of $0.35-0.40, a 25% year-over-year improvement at the mid-point of the range. The second quarter outlook incorporates the normal seasonal slowdown experienced across nearly all of our underlying businesses. Consistent with past practice, all guidance excludes the impact of potential future acquisitions and additional share repurchases.

“We continue to benefit from our diversity with solid demand across the majority of our end markets and geographies. At the same time, we are successfully executing on our continuous improvement initiatives focused on both growth and margin expansion. These factors have contributed to our strong performance and provide us with optimism that we’ll be able to deliver continued growth in earnings and cash flow."

Conference Call Information

An investor conference call is scheduled for 10am CT today, December 21, 2011. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors. Actuant disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

About Actuant Corporation

Actuant Corporation is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are leaders in a broad array of niche markets including branded hydraulic and electrical tools and supplies; specialized products and services for energy markets and highly engineered position and motion control systems. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its businesses, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	November 30,	August 31,
	2011	2011

ASSETS
Current assets
Cash and cash equivalents	$48,119	$44,221
Accounts receivable, net	227,131	223,760
Inventories, net	219,392	223,235
Deferred income taxes	32,186	32,461
Other current assets	22,711	22,807
Total current assets	549,539	546,484

Property, plant and equipment, net	118,582	128,649
Goodwill	871,856	888,466
Other intangible assets, net	464,438	479,406
Other long-term assets	13,139	13,676

Total assets	$2,017,554	$2,056,681

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$163,286	$170,084
Accrued compensation and benefits	43,906	71,639
Short term borrowings and current maturities of debt	4,036	2,690
Income taxes payable	19,158	19,342
Other current liabilities	67,666	66,548
Total current liabilities	298,052	330,303

Long-term debt	525,997	522,727
Deferred income taxes	164,401	165,945
Pension and postretirement benefit accruals	18,706	18,864
Other long-term liabilities	95,105	99,829

Shareholders' equity
Capital stock	13,830	13,731
Additional paid-in capital	(142,428)	(154,231)
Treasury stock	(20,410)	-
Retained earnings	1,114,366	1,077,192
Accumulated other comprehensive loss	(50,065)	(17,679)
Stock held in trust	(2,580)	(2,137)
Deferred compensation liability	2,580	2,137
Total shareholders' equity	915,293	919,013

Total liabilities and shareholders' equity	$2,017,554	$2,056,681

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2011	2010

Net sales	$392,799	$318,412
Cost of products sold	240,191	196,559
Gross profit	152,608	121,853

Selling, administrative and engineering expenses	88,109	74,192
Amortization of intangible assets	7,218	6,089
Operating profit	57,281	41,572

Financing costs, net	8,222	7,552
Other expense, net	657	448
Earnings from continuing operations before income
tax expense	48,402	33,572

Income tax expense	11,228	6,911
Earnings from continuing operations	37,174	26,661
Loss from discontinued operations, net of income taxes	-	(771)
Net earnings	$37,174	$25,890

Earnings from continuing operations per share
Basic	$0.54	$0.39
Diluted	0.50	0.36

Earnings per share
Basic	$0.54	$0.38
Diluted	0.50	0.35

Weighted average common shares outstanding
Basic	68,421	68,000
Diluted	75,142	74,876

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2011	2010

Operating Activities
Net earnings	$37,174	$25,890
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	13,540	12,301
Stock-based compensation expense	3,543	2,414
Benefit for deferred income taxes	(950)	(674)
Amortization of debt discount and debt issuance costs	497	941
Other non-cash adjustments	58	261
Changes in components of working capital and other:
Accounts receivable	(9,597)	(10,760)
Inventories	(2,595)	(8,710)
Prepaid expenses and other assets	(825)	185
Trade accounts payable	(2,886)	285
Income taxes payable	1,216	2,039
Accrued compensation and benefits	(19,169)	(14,940)
Other accrued liabilities	469	(2,746)
Net cash provided by operating activities	20,475	6,486

Investing Activities
Proceeds from sale of property, plant and equipment	5,918	59
Capital expenditures	(5,595)	(4,077)
Business acquisitions, net of cash acquired	(290)	(326)
Net cash provided by (used in) investing activities	33	(4,344)

Financing Activities
Net borrowings on revolving credit facilities and other debt	4,809	14
Repurchases of 2% Convertible Notes	-	(34)
Purchase of treasury shares	(20,410)	-
Stock option exercises and related tax benefits	2,782	3,553
Cash dividend	(2,748)	(2,716)
Net cash provided by (used in) financing activities	(15,567)	817

Effect of exchange rate changes on cash	(1,043)	1,029
Net increase in cash and cash equivalents	3,898	3,988
Cash and cash equivalents - beginning of period	44,221	40,222
Cash and cash equivalents - end of period	$48,119	$44,210

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands)

	FISCAL 2011					FISCAL 2012
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$87,392	$88,935	$107,759	$108,927	$393,013	$100,253				$100,253
ENERGY SEGMENT	70,743	61,587	78,002	82,728	293,060	80,421				80,421
ELECTRICAL SEGMENT	55,396	70,176	80,329	80,112	286,013	82,833				82,833
ENGINEERED SOLUTIONS SEGMENT	104,881	110,000	126,687	131,669	473,237	129,292				129,292
TOTAL	$318,412	$330,698	$392,777	$403,436	$1,445,323	$392,799				$392,799

% SALES GROWTH
INDUSTRIAL SEGMENT	34%	28%	35%	27%	31%	15%				15%
ENERGY SEGMENT	10%	14%	38%	35%	24%	14%				14%
ELECTRICAL SEGMENT	2%	28%	30%	28%	22%	50%				50%
ENGINEERED SOLUTIONS SEGMENT	18%	23%	13%	31%	21%	23%				23%
TOTAL	17%	24%	27%	30%	25%	23%				23%

OPERATING PROFIT (LOSS)
INDUSTRIAL SEGMENT	$20,187	$20,149	$29,517	$28,562	$98,415	$27,933				$27,933
ENERGY SEGMENT	11,858	6,792	13,545	17,150	49,345	13,217				13,217
ELECTRICAL SEGMENT	3,760	4,945	5,462	6,516	20,683	4,977				4,977
ENGINEERED SOLUTIONS SEGMENT	13,802	13,425	19,977	16,408	63,612	18,999				18,999
CORPORATE / GENERAL	(8,035)	(8,265)	(10,500)	(11,685)	(38,485)	(7,845)				(7,845)
TOTAL	$41,572	$37,046	$58,001	$56,951	$193,570	$57,281				$57,281

OPERATING PROFIT %
INDUSTRIAL SEGMENT	23.1%	22.7%	27.4%	26.2%	25.0%	27.9%				27.9%
ENERGY SEGMENT	16.8%	11.0%	17.4%	20.7%	16.8%	16.4%				16.4%
ELECTRICAL SEGMENT	6.8%	7.0%	6.8%	8.1%	7.2%	6.0%				6.0%
ENGINEERED SOLUTIONS SEGMENT	13.2%	12.2%	15.8%	12.5%	13.4%	14.7%				14.7%
TOTAL (INCLUDING CORPORATE)	13.1%	11.2%	14.8%	14.1%	13.4%	14.6%				14.6%

EBITDA
INDUSTRIAL SEGMENT	$22,449	$22,245	$31,227	$30,680	$106,601	$29,220				$29,220
ENERGY SEGMENT	15,745	10,475	16,778	21,488	64,486	18,243				18,243
ELECTRICAL SEGMENT	5,067	8,075	8,208	9,390	30,740	7,705				7,705
ENGINEERED SOLUTIONS SEGMENT	17,184	16,346	23,878	20,046	77,454	22,213				22,213
CORPORATE / GENERAL	(7,161)	(7,709)	(9,462)	(10,769)	(35,101)	(7,217)				(7,217)
TOTAL	$53,284	$49,432	$70,629	$70,835	$244,180	$70,164				$70,164

EBITDA %
INDUSTRIAL SEGMENT	25.7%	25.0%	29.0%	28.2%	27.1%	29.1%				29.1%
ENERGY SEGMENT	22.3%	17.0%	21.5%	26.0%	22.0%	22.7%				22.7%
ELECTRICAL SEGMENT	9.1%	11.5%	10.2%	11.7%	10.7%	9.3%				9.3%
ENGINEERED SOLUTIONS SEGMENT	16.4%	14.9%	18.8%	15.2%	16.4%	17.2%				17.2%
TOTAL (INCLUDING CORPORATE)	16.7%	14.9%	18.0%	17.6%	16.9%	17.9%				17.9%

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA FROM CONTINUING OPERATIONS
(Dollars in thousands, except for per share amounts)

	FISCAL 2011					FISCAL 2012
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS	$25,890	$7,929	$36,358	$41,382	$111,559	$37,174				$37,174
DISCONTINUED OPERATIONS, NET OF INCOME TAX	771	14,213	2,002	(4,049)	12,937	-				-
TOTAL	$26,661	$22,142	$38,360	$37,333	$124,496	$37,174				$37,174

DILUTED EARNINGS PER SHARE, FROM CONTINUING OPERATIONS
NET EARNINGS	$0.35	$0.11	$0.49	$0.55	$1.50	$0.50				$0.50
DISCONTINUED OPERATIONS, NET OF INCOME TAX	0.01	0.19	0.02	(0.05)	0.18	-				-
TOTAL	$0.36	$0.30	$0.51	$0.50	$1.68	$0.50				$0.50

RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURES

EBITDA (1)
NET EARNINGS (GAAP MEASURE)	$25,890	$7,929	$36,358	$41,382	$111,559	$37,174				$37,174
FINANCING COSTS, NET	7,552	8,238	7,850	8,479	32,119	8,222				8,222
INCOME TAX EXPENSE	6,911	6,169	11,460	10,171	34,711	11,228				11,228
DEPRECIATION & AMORTIZATION	12,160	12,883	12,959	14,852	52,854	13,540				13,540
DISCONTINUED OPERATIONS, NET OF INCOME TAX	771	14,213	2,002	(4,049)	12,937	-				-
EBITDA (NON-GAAP MEASURE)	$53,284	$49,432	$70,629	$70,835	$244,180	$70,164				$70,164

FOOTNOTES

NOTE: The total of the individual quarters may not equal the annual total due to rounding.

(1)	EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and discontinued operations. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the Company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the Company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

CONTACT:
Actuant Corporation
Karen Bauer
Communications & Investor Relations Leader
262-293-1562